Exhibit 5.1

2 October 2004

OM Asset Management plc
5th Floor, Millenium Bridge House
2 Lambeth Hill
London EC4V 4GG

Ladies and Gentlemen,

Re: Registration Statement on Form S-1

1.                            Introduction

We have acted as English law legal advisers to OM Asset Management plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-197106 (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 25,300,000 ordinary shares, of US$0.001 nominal value per share, of the Company (the “Shares”).

2.                            Documents Examined and Searches conducted

2.1.                  For the purpose of giving this opinion, we have examined the following documents and records, and made the following searches and enquiries:

(a)                       a copy of the Registration Statement filed with the Securities and Exchange Commission on 30 June 2014, as amended on 23 September 2014;

(b)                       copies of the Company’s certificate of incorporation and articles of association, each existing as at the date of this opinion, and the articles of association that will be automatically adopted as the Company’s articles of association upon the Registration Statement becoming effective;

(c)                        copies of written resolutions of the shareholders of the Company dated 19 and 29 September 2014;

(d)                       copies of the written resolutions of the Board of Directors of the Company dated 19 and 29 September 2014;

(e)                        the Company’s register of members held by us at 29 September 2014;

(f)                         the results of our online search on 2 October 2014 at 11.00 a.m. (UK time) of the Company’s public records held by the UK Registrar of Companies (the “Company Search”); and

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(g)                        the results of our enquiry by telephone at the Companies Court in London of the Central Index of Winding Up Petitions on 2 October 2014 at 11.47 a.m. (UK time) with respect to the Company (the “Winding up Search”).

2.2.                  The documents, records, searches and enquiries referred to above are the only documents and records we have examined and the only searches and enquiries we have carried out for the purposes of giving this opinion, and we consider these documents and records to be those necessary to give this opinion.

3.                            Scope

3.1.                  This opinion is limited to the laws of England and Wales as applied by the English courts as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

3.2.                  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this letter that may affect the opinion expressed herein.

3.3.                  The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company in connection with the issuance of the Shares as to jurisdiction and/or law. We express no opinion as to matters of fact.

3.4.                  This opinion shall be governed by and construed in accordance with English law.

4.                            Assumptions

In giving this opinion we have assumed:

4.1.                  the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy, validity and completeness of, all documents submitted to or examined by us (whether as originals or copies and whether in electronic form or otherwise) and that such documents remain accurate, up to date and have not been amended or any provision thereof varied or waived since the date of submission to us;

4.2.                  that all copy documents submitted to us are complete and conform to the originals;

4.3.                  that on each date of the allotment and issue of the Shares (each an “Allotment Date”) the Company has complied with all applicable laws to allot and issue the Shares and the Company has received such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

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4.4.                  that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this letter and will so remain as at the Allotment Dates;

4.5.                  that the information revealed by our Winding up Search was accurate in all respects and has not since the time of such enquiry altered;

4.6.                  that no additional matters would have been disclosed by company searches at the UK Registrar of Companies or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 2.1 above which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date;

4.7.                  that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium which has not been revealed by our searches referred to above;

4.8.                  that the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this letter means, subject to paragraph 4.3 above, that, under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional assessments or calls for further funds by the Company;

4.9.                  that the allotment and issue of the Shares does not breach or contravene any agreement or arrangement to which the Company is a party;

4.10.           that the directors as at the time of the Allotment Dates were duly authorised pursuant to the articles of association of the Company as in force at the time of the Allotment Dates, the Companies Act 2006 and any relevant authority given by the members of the Company in a general meeting to allot and issue Shares on a non pre-emptive basis and validly held the office of director without having been removed at such time; and

4.11.           that following the date of this letter and prior to the issue of the Shares, the Company will validly enter into an underwriting agreement on substantially the terms and conditions described at pages 218 to 225 of the Registration Statement (“Underwriting Agreement”).

5.              Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares will be duly authorised, validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the

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Securities Act; (ii) such Shares are fully paid for in accordance with the terms and conditions of the Underwriting Agreement; and (iii) valid entries in the books and registers of the Company have been made.

6.              Qualifications

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1.         The Company Search is not capable of revealing conclusively whether or not:

(a)              a winding-up order has been made or a resolution passed for the winding up of the Company;

(b)              an administration order has been made;

(c)               a receiver, administrative receiver, administrator or liquidator has been appointed; or

(d)              a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

6.2.         The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(a)              details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

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(b)              in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

(c)               a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

(d)              details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(e)               with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

7.              Consent to Filing

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bingham McCutchen (London) LLP

Bingham McCutchen (London) LLP